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                                 Schedule 13D/A


                                   EXHIBIT E

              Agreement Pursuant to Rule 13d-1(k) filed herewith


     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this
Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

December 2, 1998                   /s/ Gerald J. Ford
                                   ----------------------
                                   Gerald J. Ford


December 2, 1998                   FORD DIAMOND CORPORATION, a Texas corporation



                                   By: /s/ Gerald J. Ford
                                       ------------------
                                   Name:  Gerald J. Ford
                                   Title: President


December 2, 1998                   HUNTER'S GLEN/FORD, LTD., a Texas limited
                                   partnership



                                   By: /s/ Gerald J. Ford
                                       ------------------
                                   Name:  Gerald J. Ford
                                   Title: General Partner



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